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                                                                    Exhibit 10.2

                              SEPARATION AGREEMENT

         This Separation Agreement (the "Agreement") is made and entered into this 29th day of July, 1996, by and between PHONETEL TECHNOLOGIES, INC., an Ohio corporation, and any and all of its subsidiaries (the "Company"), and DANIEL J. MOOS, an individual residing at 7399 Stow Road, Hudson, Ohio 44236 (the "Executive").

         WHEREAS, a certain Employment Agreement dated May 1, 1995, has been made and entered into between the Company and the Executive; and

         WHEREAS, the Executive and the Company have mutually agreed to terminate said Employment Agreement as of the date of this Agreement; and

         WHEREAS, this Agreement is executed in connection with the termination of said Agreement and is an incident thereto;

         NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive agree as follows:

1.00 DEFINITIONS. The parties agree to defined terms as follows:

1.01 EMPLOYMENT AGREEMENT. As used in this Agreement, the term "Employment Agreement" refers to the agreement between the Executive and the Company entered into as of the first day of May, 1995.

1.02 SEPARATION DATE. As used in this Agreement the term "Separation Date" is AUGUST 2, 1996.


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1.03 PERIOD OF ASSOCIATION As used in this Agreement, the term "Period of
Association" or "Executive's Association" refers to the Executive's entire period of employment under the Employment Agreement or its predecessors and periods of employment for which no written agreement was in force and continuing until the execution of this agreement.

1.04 AFFILIATE. As used in this Agreement, the term "Affiliate" refers to any other business conducted by the Company with respect to which the Company derived twenty five percent (25%) or more of its revenues during the Executive's Association.

1.05 CONFIDENTIAL INFORMATION. As used in this Agreement, the term "Confidential Information" shall mean and include, to the extent applicable, (i) the procedures, equipment, layout, distribution, methods, or engineering or technical information used in the Company's operation; (ii) the agreements, arrangements, plans, financial data, or policies, and marketing, sales, service cost or other commercial information of the Company's business; (iii) the descriptions, specifications, numbers, names, characteristics, costs, prices, performance, suitability, and other information relating to the Products of the Company; (iv) the names, addresses, contact persons, and purchasing histories, preferences, prices, or frequency, and credit standing, and other information relating to the Company's Customers; (v) the names, addresses, and sales representatives, histories, preferences, prices, or frequency, and credit standing, and other information relating to the Company's present suppliers;
(vi) the names and addresses of, amounts of compensation paid to, and the performance of the Company's employees, officers and agents; and (vi) all inventions and discoveries and all other trade secrets and information



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proprietary to the Company which are used in the Company's business and which give the Company an opportunity to obtain an advantage over competitors who did not know them. Notwithstanding the foregoing, the term "Confidential Information" shall not include any information which is or becomes available to the public other than as a result of a disclosure by the Executive.

1.06 CUSTOMER. As used in this Agreement, the term "Customer" shall mean any person or entity that has ordered or purchased a material amount of Product from the Company at any time during the past one (1) year or any person or entity which is a party with the Company to a national account management contract. A "material amount" as used herein includes products associated with not less than twenty (20) pay telephones.

1.07 PRODUCTS. As used in this Agreement, the term "Products" shall mean pay telephones.

1.08 OPTION AGREEMENTS. As used in this Agreement, the term "Option Agreement" refers to the Amended and Restated Stock Option Agreements entered into between the Company and the Executive as of March 1, 1995, April 1, 1995, and as amended on September 15, 1995.

2.00 INTERPRETATIVE RULES. Whether or not capitalized, the following shall be the method of interpreting the language of this Agreement.

2.01 TIME. Unless stated expressly otherwise, as used in this Agreement the time of performance measured in days or months shall refer to whole calendar days or months, but time measured in years refers to a period of twelve (12) consecutive months without regard to the calendar year of which they are a part. Time measured in months after an occurrence shall be the period calculated beginning on the first of the month nearest to the occurrence and shall have added to or subtracted from it the period

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remaining in the month of the occurrence. Rounding, if necessary, shall be back in even numbered months and forward in odd numbered months of the calendar year.

2.02 HEADINGS. The headings contained for any provision hereof are for purposes of reference and shall not modify, amend or affect the terms the Agreement.

2.03 AND/OR. As used in this Agreement, the terms "and," "or" and "and/or" and their negatives are not to be construed to exclude the conjunctive connotation by the disjunctive nor the disjunctive connotation by the conjunctive.

2.04 INCLUSION. As used in this Agreement, the term "including" or its variants are not a term of limitation but of illustration.

2.05 PRONOUNS. As used in this Agreement, the male and female pronouns and the singular and plural pronouns are interchangeable without change of meaning.

2.06 DIRECTLY OR INDIRECTLY. As used in this Agreement, "directly or indirectly" means on the Executive's own account or as a shareholder, partner, joint venture, principal, employee or representative or agent of or consultant to any persons, firm, association, partnership, venture, corporation, family member or other entity.

3.00 UNDERTAKINGS BY THE COMPANY. As and for part of its consideration, the Company shall undertake the following:

3.01 SEVERANCE PAYMENTS. Effective upon the occurrence of dates shown below, the Company shall pay to the Executive, and the Executive shall receive the sum of $320,000.00 which shall be deemed compensation. This sum will be paid as follows:


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         (i)      Upon the execution by the Executive of this Agreement and the general release of claims against the Company, attached hereto as EXHIBIT B, the "Executive's General Release" NINETEEN THOUSAND DOLLARS ($19,000.00).

         (ii) Upon the Effective Date of the Executive's General Release (as such date is defined in paragraph 2(b) of the Executive's General Release), ONE THOUSAND DOLLARS ($1,000.00).

         (iii) Upon the earlier of December 31, 1996, or the closing of a sale of the Company to another company in the pay telephone industry, or the completion of a recapitalization, in one transaction or a series of transactions, or other financing transaction in which additional equity or debt financing is infused into the Company in a gross amount equal to or exceeding cumulatively Ten Million Dollars ($10,000,000.00), the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00).

         (iv) Upon the execution by the Executive of this Agreement, the Company shall deliver to the Executive a Cognovit Promissory Note, substantially in the form attached hereto as EXHIBIT E (the "Note"), evidencing the Company's obligation to pay to the Executive the amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) as provided for in Section 3.01 (iii) above.

         (v) The Company agrees to continue paying to the Executive, regular salary which was in effect at the time of resignation ($105,000.00 annual), paid no less than every other week, through and including August 2, 1996, normal payroll, covering compensation through and including July 26, 1996.

         (vi) The Company further agrees to provide written notice to any such entity acquiring the Company or participating in the recapitalization of the Company, no later than ten (10) days prior to the closing of such sale or recapitalization and with a copy to the Executive, setting forth the Company's irrevocable instruction and agreement that the entire principal amount of the Note and all interest accrued thereon be paid to the Executive as of the closing of such acquisition or recapitalization.

         (vii) The Company further agrees that Executive may, at his election, extend the due date of the Cognovit Promissory Note.



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         (viii)   Taxable reporting obligations, if any, will be the sole
                  responsibility of the Executive.

3.02 Upon execution of this Agreement and the execution of the General Release of Claims by Executive, the Company will pay the sum of $5,000 to Gold, Rotatori & Schwartz Co., L.P.A., 1500 Leader Building, Cleveland, Ohio 44114, attorneys for Executive as full and complete settlement of any and all claims against the Company by Executive for attorney fees and litigation expenses arising on or before the date of the Execution of the Separation Agreement by Executive.

3.03 MEDICAL INSURANCE BENEFITS. The Company shall continue to provide the Executive with hospitalization/health care, and dental insurance benefits, family coverage, for a one (1) month period commencing on the August 1, 1996 and continuing for a period ending AUGUST 31, 1996. It is the intention of the Company that, absent a legal requirement upon it, the extension of these insurance benefits shall not reduce the period in which the Executive may purchase continuation coverage under COBRA Title X.

3.04 EMPLOYMENT AND OTHER EXPENSES. The Company agrees to reimburse the Executive for any and all reasonable expenses incurred by the Executive through the last day of regular employment. Thereafter, except as otherwise provided for herein, or unless otherwise agreed in writing hereafter, no expense shall be reimbursable to the Executive under the terms of this Agreement absent prior written approval by the Company.


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3.05 AUTOMOBILE. The Executive agrees to maintain the present lease arrangement and automobile insurance for his Company Automobile under the lease between the lessor and the Company, and the Company agrees, that commencing after August 1, 1996, it shall pay to such lessor the succeeding monthly lease payments until the Company has remitted to the Executive in full the payment covered by the Cognovit Promissory Note Exhibit "E". Within five (5) days after the end of that period, the Executive shall return the vehicle to the Corporation. For purposes hereof the Company Automobile is the BMW 325 used by the Executive prior to the Separation Date.

3.06 STOCK OPTIONS. The Company hereby confirms its grant to the Executive Options to purchase pre-reverse split three hundred thirty thousand (330,000) Options under the Option Agreements as further amended herein. The Company further confirms that this prior grant to the Executive of three hundred thirty thousand (330,000) Options are fully vested as of the date hereof. The parties agree that, notwithstanding anything to the contrary in this Agreement or the Option Agreements, the Executive's original base exercise price for the Options is One Dollar ($1.00) pre-split. The Option Agreements shall be amended in accord with the following and to the effect of this provision:

3.061  The title of the Option Agreements wherever it appears shall be the:

       "Amended and Restated Stock Option Agreement, as amended July 29, 1996."

3.062. As to the recitals:

       A. The following recital shall be inserted in each Agreement after the third recital:

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       WHEREAS, the Company and Optionee have entered into a Separation
       Agreement fully terminating and replacing said Employment Agreement as of midnight preceding July 29, 1996."

       B. The term "Employment Agreement" shall have substituted for it the term "Separation Agreement" wherever such term appears in the Option Agreements.

3.063 The last sentence of Section 1 of the Option Agreements, GRANT OF OPTIONS:
VESTING SCHEDULE, shall be amended to also read:

       The Options shall vest as follows: one hundred thirty thousand pre-split (130,000) on May 1, 1996 and two hundred thousand pre-split (200,000) on July 29, 1996 as otherwise specified in the Separation Agreement, the provisions of which are hereby incorporated herein by this reference.

3.064 Section 2 of the Option Agreements, TIMING OF EXERCISE, shall be deleted and rewritten as follows;

       The Optionee may exercise those Options which have vested (the "Vested Options") at any time, in whole or in part, on or after the Separation Date (as defined in the Separation Agreement) but before August 2, 2000.

3.065 Section 5 of the Option Agreements, EXPIRATION OF UNEXERCISED OPTIONS, shall be amended to read as follows:

       Notwithstanding any provision of this Option Agreement or the Separation Agreement to the contrary, all vested Options expire as of midnight preceding August 2, 2000 if not exercised, or forfeited earlier.


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3.066 Section 13 of the Option Agreements, NOTICES, shall be amended to substitute the name and title "Tammy Martin, Esq. General Counsel" for the name and title of "Jerry H. Burger, Chief Executive Officer."

3.07 PERSONAL PROPERTY. The Company shall permit the Executive to remove, from the premises, all his personal effects, and any personal files maintained by the Executive. Unless otherwise agreed in writing hereafter, such removal of effects shall be by close of business August 15, 1996.

4.00 UNDERTAKINGS BY THE EXECUTIVE
As and for part of its consideration the Executive shall undertake the following, including the making of acknowledgments to the Company shown below on which it may rely:

4.01 RESIGNATION. The Executive acknowledges he has resigned as officer, employee, and director of any and all subsidiaries of the Corporation effective AUGUST 2, 1996, in writing with evidence thereof attached as EXHIBIT A. Unless additional time is granted in writing by the Company, and subject to the Executive's right to remove personal property pursuant to Section 3.06 above, the Executive shall vacate the premises of the Company by no later than 48 hours after signature hereto subject to the Company's right of supervision, control and access to the premises outside of business hours which will not be exercised unreasonably. By this Agreement the Executive acknowledges he has voluntarily resigned from his employment with the Company by mutual agreement.

4.02 SALARY. Except as otherwise expressly provided for herein, the Executive agrees as of August 2, 1996 to cease from taking or requesting any further compensation from the Company including, but not limited to, any claim for back wages, vacation pay, personal or sick days, deferred compensation,


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the Executive Incentive Plan payments or bonuses, unless otherwise agreed in writing hereafter, in the ordinary course.

4.03 OTHER BENEFITS AND INSURANCE. The Executive acknowledges receipt of notice hereby that he may have rights to convert the Company's disability and life insurance policies to individual policies under their terms and at his sole expense, providing the policies allow for said conversion. The Executive acknowledges his participation in employee benefit plans and arrangements is terminated as of midnight before August 2, 1996 and that he shall have the rights and privileges as any other terminated participant.

4.04 RETURN OF PROPERTY. Upon execution of this Agreement, the Executive shall immediately deliver to the Company a MasterCard and American Express Card and all keys and security passes, all papers in his possession wheresoever they may be located including documents or records of information not otherwise in the Company's possession such as those concerning any part of the Company's activities or concerning any part of the Executive's activities on behalf of the Company and the Executive's own notes except that the Executive may retain copies of such tangible things, documents, records or notes.

4.05 PROTECTION OF RIGHTS. The Executive shall assist the Company at its request in the prosecution or defense of any action or proceeding relating to or arising from any cause or matter whatsoever including matters pending in a court of law or any agency or department of local, state or federal government related to the Executive's Association with the Company, including, without limitation, giving testimony and depositions, reviewing documents, and consulting with the Company and its legal or financial counsel at such times and locations as may reasonably be requested by the Company.



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4.06   CONFIDENTIALITY AND NONCOMPETE AGREEMENT.

4.061 The Executive, in exchange for the undertakings of this Agreement, agrees that, within the geographical area of any county in any state wherein the Company, as of the Separation Date, owns and operates pay telephones (the "Territory") and until midnight on July 29, 1997:

              A. The Executive will neither, directly or indirectly, solicit or contact any Customers in the Territory presently served by the Company for the purposes of engaging with such Customer in any business or activity which is in competition with any Product of the Company nor shall the Executive, directly or indirectly, become engaged in any business or activity in the Territory which is in competition with any Product of the Company nor shall the Executive otherwise divert or attempt to divert any material portion of the existing business of the Company or any Affiliate in the Territory except that the Executive shall be permitted to engage in, among other noncompetitive activities, the remarketing of long-distance, 1-Plus calling and/or cellular service to any companies, entities, or individuals, and may engage in payphone activities and business in the state of Nevada.

              B. The Executive will not, either directly or indirectly, solicit, induce, recruit or cause any person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity which is in competition with any Product of the Company or any Affiliate; and

              C. The Executive will not, either directly or indirectly, except as required in the conduct of the Company's business, in the conduct of complying with the terms of this Agreement, or otherwise as authorized in writing by the Company, use, publish, disclose, appropriate or communicate any Confidential Information which the Executive, in any way, has acquired or may acquire during, or by reason of, the Executive's Association with the Company for the purpose of engaging in any business or activity within the Territory which is in competition with any Product of the Company.

4.062 The Executive recognizes and acknowledges that the Company's Confidential Information is unique and valuable and that loss of control thereof to any person other than the Company may cause irreparable harm that is not remediable by money damages. The Executive understands that all the


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Executive's promises under Section 4.061 above are material to the Company's performance and that any material breach by the Executive shall constitute irreparable harm to the Company.

4.063 The Executive understands that, in the event of a violation of the provisions of Section 4.061 by the Executive, the Company shall have the full right to seek injunctive relief in addition to any other existing remedies available under this Agreement or by operation of law, without the requirement of posting bond.

4.064 Notwithstanding the foregoing, the Company agrees that, in the event that the Company fails to pay any sum of money due the Executive within seven (7) days after the Company has received written notice from the Executive specifically setting forth the Company's non payment, in addition to any other existing remedies available under this Agreement or by operation of law, Section
4.061 shall cease and shall no longer be of any force or effect.

5.00   UNDERTAKINGS BY THE EXECUTIVE AND THE COMPANY:

       As for part of the consideration hereunder, both the Company and the Executive agree as follows:

5.01 TERMINATION OF AGREEMENTS. With the exception of the Option Agreements, leased auto benefit, health insurance benefits and this Agreement, effective upon the execution of this Agreement, the Employment Agreement and any and all other agreements between the Company and the Executive, whether in writing or otherwise, shall be fully terminated by this Agreement, such that the Employment Agreement and such other agreements shall have no further force or effect. This Agreement shall fully supersede the Employment Agreement and substitutes for the recitation of all the terms and conditions of the relationship of the Executive and the Company commencing on the Separation Date. Except as otherwise set forth in this Agreement or the Option Agreement, the parties warrant that all claims, rights, duties or privileges that either party could have otherwise demanded of the other party pursuant to the Employment Agreement or such other agreements are understood to be fully discharged hereby no further force and effect,


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except as provided in Paragraph 4.064, above.

5.02 PUBLICATION OF AGREEMENT. The parties agree that the exclusive method by which information regarding the Executive's separation from employment with the Company and the terms of this Agreement shall only be by a mutually acceptable release of such information. The Executive's intent is to require confidentiality of the terms of this Agreement except as may be required by law for its enforcement or to comply with any government rule, regulation or mandate including disclosures, if necessary, under the laws and regulations of the Securities and Exchange Commission.

5.03 RELEASES. The parties shall exchange general releases of claims, damages, losses and disputes as shown in attached EXHIBIT B by the Executive and EXHIBIT C by the Company. The release by the Company EXHIBIT C shall be delivered to the Executive upon the effective date of Paragraph 2(b) of the Executive's release, EXHIBIT B.

6.00 MISCELLANEOUS PROVISIONS The Executive and Company further agree as follows:

6.01   INDEMNITIES, OFFSETS. The Company and Executive agree as follows:

6.011 Should the Company become liable in any way to third parties with respect to claims, demands or losses which such party has or made against the Executive other than in his capacity as a former director, employee and/or officer of the Company, any amounts paid in satisfaction shall be offset against the Note and any Company undertakings still due including unexercised stock options upon exercise thereof. To the extent that any offset is made pursuant to this Section 6.011, the Company shall provide to the Executive written notice fifteen (15) days in advance of the amount to be offset with a description thereof.

       Notwithstanding the foregoing, it is understood that for the period of eight (8) years after the Separation Date, the Company shall defend the Executive from any claims, demands, or losses due to liability of the Executive as a director and/or officer of the Company to the extent and on the same basis as the Company may defend and indemnify other directors and officers during that


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period to the full extent permitted under the Company's Articles of
Incorporation or Code of Regulations. The Company will undertake and pursue such defense in good faith and in full cooperation with the Executive, likewise, and for the same eight (8) year period, the Company will indemnify that Executive for any claims, demands, or losses due to the liability of the Executive as a director/and or officer of the Company, to the extent and on the same basis as the Company may indemnify other directors and officers to the full extent permitted under the Company's Articles of Incorporation or Code of Regulations, except where a final, nonappealable order has been entered by a court of competent jurisdiction, finding that Executive has engaged in fraud or gross negligence. In such event, the Company will be entitled to recover from Executive any reasonable attorney fees and litigation expenses incurred in the defense of Executive.

6.02 SEVERABILITY. Should one or more of the provisions of this Agreement or its attachments, in whole or in part, be held to be invalid or unenforceable for any reason by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other part or provision. Should any provision as to a period of time or a geographic area for performance of any undertaking to be found to be unreasonable by a court of competent jurisdiction, the Company shall be entitled to enforce such provision for such time or in such area as may be determined to be reasonable.

6.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be enforceable as an original.

6.04 NOTICES. Notices, demands and all communications provided for in this Agreement shall be in writing and shall be deemed to have duly been given when personally delivered by the Executive or by messenger service or mailed by U.S. certified mail, return receipt requested, postage prepaid, addressed as follows:


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         To the Executive:          Daniel J. Moos
                                    7399 Stow Road
                                    Hudson, OH  44236

         To the Company:            PhoneTel Technologies, Inc.
                                    650 Statler Office Tower
                                    1127 Euclid Avenue
                                    Cleveland, Ohio 44115
                                    Attention: Tammy Martin, Esq.

A change of address for Notices may be made unilaterally by a party but shall be made in conformity with this provision.

6.05 AMENDMENT AND WAIVER. This Agreement may be changed, modified or waived only by a writing signed by the parties hereto affected by such change, modification or waiver. Failure to enforce any provisions of this Agreement shall not constitute a waiver. A waiver hereunder or failure to enforce any provision shall not constitute a continuing waiver.

6.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of only the parties hereto and their respective successors and assigns. The Executive may not assign his rights under this Agreement to any other person or entity without the prior written consent of the Company except that this Agreement and all rights of the Executive hereunder shall be enforceable by the Executive's personal representative, executor, administrator, guardian, conservator, heirs, devisee and legatees. Unless otherwise provided, any amounts due the Executive hereunder at the time of his death shall be paid under the terms of this Agreement to his estate.

6.07 GOVERNING LAW AND FORUM. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio applicable to contracts executed or performed therein. All actions


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arising from or relating to this Agreement shall be commenced in a federal or state court of competent jurisdiction located within Cuyahoga County, Ohio, and the Company and Executive hereby consent to the exercise of jurisdiction by and venue in any such court.

6.08 COMPLETE AGREEMENT. This Agreement constitutes the entire Agreement among the parties and supersedes any prior written or oral promise, negotiation or agreement. There are no oral or written collateral agreements and no oral or written conditions, precedent or subsequent, other than as set forth in this Agreement, which in any way modify, limit or affect the enforceability hereof.

       IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement, each as of the date first above written.

                                            EXECUTIVE

                                            /s/ Daniel J. Moos
                                            ---------------------------
                                            Daniel J. Moos

                                            PHONETEL TECHNOLOGIES, INC.

                                            By: /s/ Peter G. Graf
                                               ------------------------
                                                     Officer

                                            Its: Chairman
                                                -----------------------
                                                 Officer Title


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                                    EXHIBIT A

                             EXECUTIVE'S RESIGNATION

To Whom it May Concern:

I hereby voluntarily resign my position as Officer, Employee, and Director of PhoneTel Technologies, Inc. and any and all subsidiaries of PhoneTel Technologies Inc., effective as of midnight August 2, 1996.

                                                     /s/ Daniel J. Moos
                                                     -------------------------
                                                     Daniel J. Moos

                                   EXHIBIT B

                          FULL RELEASE BY THE EXECUTIVE

THIS FULL RELEASE BY THE EXECUTIVE is made and entered into by and between DANIEL J. MOOS ("Executive") and PHONETEL TECHNOLOGIES, INC. and any and all of its subsidiaries ("Company") this 29th day of July, 1996.

         WITNESSETH THAT:

         WHEREAS, the parties desire to make arrangements for the orderly and complete termination of their existing relationships;

         WHEREAS, the Company has agreed to pay certain monies to Executive and to provide certain undertakings for his benefit in return for Executive releasing any claims he may have against the Company; and

         WHEREAS, the parties desire to set forth that arrangement in writing.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as to the term of the Full Release as follows:

         1. Executive for the sole consideration given by PHONETEL TECHNOLOGIES, INC. and identified below at Paragraph 2 does hereby, with the intention of binding Executive and his heirs, executors, administrators, and assigns, (A) expressly release and discharge the said PHONETEL TECHNOLOGIES, INC., and any and all subsidiaries and successors or assigns, and its agents, officers, directors, employees, shareholders, representatives and attorneys and any subsidiary and/or related businesses (collectively herein referred to as "PHONETEL"), as stated in paragraph 3, and (B) waives any right or interest in reinstatement to employment by PHONETEL except as otherwise provided in Paragraph 4.064 of the Separation Agreement between PHONETEL and Executive.

         2. For consideration of the foregoing promises, actions and forebearances by Executive, and for the Executive's waivers mentioned below, PHONETEL shall:

                  (a) pay Executive the sum overall of $19,000.00 (NINETEEN THOUSAND DOLLARS), upon the date of the execution hereof, and


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                  (b) provide as consideration for Executive signing this
                  Agreement and Release, a Special Severance Consideration in the form of $1,000.00 (ONE THOUSAND DOLLAR).

                  Such Special Severance Consideration shall be due and payable as of the effective date of this Paragraph 2(b). The Executive understands that this Special Severance Consideration is of benefit and value which the Executive would NOT be otherwise entitled to receive from the Company upon the termination of his employment. This Paragraph 2(b) constitutes a full and complete release between the parties for all employment claims which Executive may have against the Company including those arising under the AGE DISCRIMINATION IN EMPLOYMENT ACT as of the date that the Executive signs this Full Release since as stated, the Full Release is all inclusive. The Executive has been advised that he should consult with an attorney to review this document before signing it. The Executive has until August 19, 1996 (at least 21 days after the date this Agreement was first given to the Executive) to sign this Release and receive the above-mentioned Special Severance Consideration and has seven (7) days after signing this Agreement to revoke it. The seventh day after signature by the Executive is the effective date for this Paragraph 2(b).

                           EXECUTIVE HEREBY ACKNOWLEDGES THAT HE HAS READ AND
                  UNDERSTANDS THE TERMS OF THIS PARAGRAPH 2(b) AND ELECTS TO ACCEPT THE SPECIAL SEVERANCE CONSIDERATION STATED HEREUNDER AS A FULL AND COMPLETE SETTLEMENT FOR ANY CLAIMS THAT HE MAY HAVE AGAINST THE COMPANY INCLUDING THOSE ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. HE FURTHER ACKNOWLEDGES THAT HE HAS UP TO SEVEN (7) DAYS AFTER THE EXECUTION OF THIS FULL RELEASE TO REVOKE THIS PORTION OF THE RELEASE AND THAT THE SPECIAL SEVERANCE CONSIDERATION WILL NOT BE PROVIDED TO HIM UNTIL THIS PARAGRAPH 2(b) BECOMES EFFECTIVE AFTER THAT SEVEN
                  (7) DAY PERIOD HAS PASSED.

                  (c) Enter into the Separation Agreement dated July 29, 1996.

         3. This Full Release is both individually and jointly effective as to PHONETEL from all claims, expenses and/or damages under any Federal, State, or local laws, statutes, legislation and/or constitution for all claims or demands whatsoever in law or equity that Executive may have for both economic and non-economic damages including compensatory, punitive, incidental, and consequential damages of every type including without limitations those in the nature of pain, suffering, embarrassment, humiliation, emotional distress, damage to personal and professional reputation, loss, expense, back pay, front pay, deferred compensation, lost fringe benefits and special damages such as medical expense incurred by Executive in any event arising by any occurrence prior to the date of the Executive's signature hereto. Without limiting the generality of the foregoing, this Full Release pertains to (i) any actions sounding in tort, contract, defamation or privacy of any kind, and/or (ii) any cause of action arising under Federal, State or local laws prohibiting any forms of discrimination, and/or (iii) any claims growing out of an employer's obligation, if any, to provide or offer any form of compensation, expenditure reimbursements or fringe benefits including claims under the Employment Agreement of

May 1, 1995 its predecessors or any written agreement, plan, policy or employee benefit plan or any unwritten agreement of employment, and/or (iv) any claims of interference with contract or business relation or advantage, and (v) all of the charges, claims, demands and causes of action asserted or which could have been asserted and/or appealed by Executive in each event which arose by any occurrence prior to the date of the Executive's signature hereto. Except as provided in Paragraph 4.064 of the Separation Agreement between Executive and PHONETEL, the Executive waives all of these rights with the further exception of
(i) rights for compensation or medical benefits under the Worker Compensation Act of Ohio and (ii) claims under any employee retirement plan as defined under the Employee Retirement Income Security Act that have not arisen as of this date."

         4. The Executive hereby instructs PHONETEL to make no income tax or FICA tax withholdings.

         5. It is understood that the above agreements by PHONETEL and Executive are not to be construed as an admission by PHONETEL that it was liable or responsible for personal injury, property loss, defamation, discrimination, breach of contract, unfair employment practice, or interference with business relation, or of any of the allegations noted above or any right or obligation PHONETEL may have as an employer but that PHONETEL enters this Full Release to buy its peace and fix its costs.

         6. The Executive promises that he will exercise reasonable efforts to maintain this Full Release in confidence so that neither any copy nor the contents of this Full Release shall be disclosed by him to any person or entity other than his attorneys and tax accountants and except that it may be disclosed as required by law for its enforcement or to comply with any government rule, regulation or mandate including disclosures, if necessary, pursuant to the laws and regulations of the Securities and Exchange Commission. Executive understands this promise is material to PHONETEL's performance and that any breach by Executive shall constitute irreparable harm to PHONETEL such that PHONETEL may seek immediate injunctive relief against the Executive in addition to any remedies it may have at law.

         7. This is the full agreement between PHONETEL and the Executive relating to the subject matter hereof and the terms are contractual and not recital and are controlled by the laws of the State of Ohio. Any provision hereof found to be invalid or unenforceable by a court of competent jurisdiction shall not affect the validity or enforceability of the remainder.

         8. The Executive further states that he has read and fully understands the foregoing Full Release and knows the contents hereof and states that he did sign the same as his own free act and deed.

         9. The effective date is the date of signature hereto except that the effective date of Paragraph 2(b) is the seventh day thereafter.

         IN WITNESS WHEREOF, I have hereunto set my hand before two witnesses on the date shown below.

/s/ T.L. Martin
-------------------------------
WITNESS

/s/ Nickey Maxey
-------------------------------
WITNESS

                                       ACKNOWLEDGED AND AGREED:

                                       PHONETEL TECHNOLOGIES, INC.

                                       By: /s/ Peter G. Graf
                                          -------------------------------
                                                Officer
                                       Its: Chairman
                                           ------------------------------
                                                Officer Title

                                       /s/ Daniel J. Moos
                                       ----------------------------------
                                       Daniel J. Moos

                                       Dated:   July 29, 1996

                                    EXHIBIT C

                           FULL RELEASE BY THE COMPANY

THIS FULL RELEASE BY THE COMPANY is made and entered into by and between DANIEL
J. MOOS ("Executive") and PHONETEL TECHNOLOGIES, INC. and any and all of its subsidiaries ("Company") this 29th day of July, 1996.

         WITNESSETH THAT:

         WHEREAS, the parties desire to make arrangements for the orderly and complete termination of their existing employment relationship, and

         WHEREAS, the Executive has agreed to provide certain undertakings for the benefit of the Company in return for Company releasing any claims it may have against the Executive,

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as to the term of the Full Release as follows:

         1. The Company with the intention of binding itself and its successors or assigns, and its agents, officers, employees, shareholders, representatives and attorneys and any subsidiary and/or related businesses (collectively herein referred to as "PHONETEL") for the sole consideration given by the Executive and identified below at Paragraph 2 do hereby, (A) expressly release and discharge the said Executive and his heirs, executors, administrators, and assigns , as stated in paragraph 3, and (B) waive any right or interest in continued employment of the Executive.

         2. For consideration of the foregoing promises, actions and forebearances by Company, and for the Company's waivers mentioned below, the Executive has or shall, on or before signature hereto unless otherwise stated:

                  (a) Resign his position of director of any and all subsidiaries, officer and employee of the Company;

                  (b) Agree to the termination of his Employment Agreement of August 2, 1996 upon terms acceptable to the Company;

                  (c) Enter into and deliver to the Company a Full Release of claims;

                  (d) Enter into the Separation Agreement dated July 29, 1996.

         3. This Full Release is effective as to the Executive from all claims, expenses and/or damages under any Federal, State, or local laws, statutes, legislation and/or constitution for all claims or demands whatsoever in law or equity Company may have for both economic and non-economic compensatory damages including without limitation any lost past or future profits, special damages or expense, or damage in the nature of damage to reputation incurred or suffered by Company. Without limiting the generality of the foregoing, this release pertains to (i) any actions sounding in tort, contract, defamation or fraud of any kind, and/or (ii) any claims under the Employment Agreement of May 1, 1995 its predecessors or any written agreement, plan, policy or employee benefit plan or any unwritten agreement of employment, and/or (iii) any claims of breach of fiduciary duty, malpractice, and misfeasance, nonfeasance or malfeasance in office, and/or (iv) any claims growing out of any obligation, if any, of a director, officer or employee and/or (v) any claims of interference with contract or business relation or advantage, and/or (vi) all of the charges, claims, demands and causes of action asserted or which could have been asserted and/or appealed by the Company which arose by any occurrence prior to the date of the Company's signature hereto.

         4. It is understood that the above agreements by the Executive and the Company are not to be construed as an admission by the Executive that he was liable or responsible for any of the allegations noted above but that the Executive enters this Full Release to buy his peace and fix his costs.

         5. The Company promises that it will maintain this Full Release in confidence so that neither any copy nor the contents of this agreement shall not be disclosed by him to any third person or entity other than its attorneys and accountants and as may be mutually agreed with the Executive except that it may be disclosed as required by law for its enforcement or to comply with any government rule, regulation or mandate including disclosures, if necessary, the laws and regulations of the Securities and Exchange Commission. The Company understands this promise is material to the Executive's performance and that any breach by the Company shall constitute irreparable harm to the Executive such that the Executive may seek immediate injunctive relief against the Company in addition to any remedies it may have at law.

         6. This is the full agreement between the Company and the Executive and the terms are contractual and not recital and are controlled by the laws of the State of Ohio. Any provision hereof found to be invalid or unenforceable by a court of competent jurisdiction shall not affect the validity or enforceability of the remainder.

         7. The effective date is the date of signature hereto.

         IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer, each as of the date first above written.

                                       PHONETEL TECHNOLOGIES, INC.

                                       By: /s/ Peter G. Graf
                                          -------------------------------
                                                Officer
                                       Its: Chairman
                                           ------------------------------
                                                Officer Title

             ACKNOWLEDGED AND AGREED: /s/ Daniel J. Moos, Executive
                                      ------------------

                                    EXHIBIT D

                            COGNOVIT PROMISSORY NOTE

$300,000.00                                                  CLEVELAND, OHIO
                                                             JULY 29, 1996

         FOR VALUE RECEIVED, PHONETEL TECHNOLOGIES, INC., an Ohio corporation with principal offices located in Cleveland, Ohio ("Maker"), promises to pay to the order of DANIEL J. MOOS, whose address is 7399 Stow Road, Hudson, Ohio 44236 ("payee"), the principal sum of Three Hundred Thousand Dollars ($300,000.00) together with interest on the outstanding principal balance from October 30, 1996 at the rate of eleven percent (11%) per annum.

         Except as set forth below, or as extended by the parties in writing, principal and accrued interest hereon shall be paid in one lump-sum installment on December 31, 1996. If any payment hereon is to be made on a day which is not a business day of the Maker, the payment otherwise due on such day shall be payable on the next succeeding business day.

         Notwithstanding the foregoing, if a Sale or Recapitalization (as defined below) of the Maker occurs while any amounts owed hereunder are outstanding, the outstanding indebtedness (including all accrued interest) represented by this Note will become immediately due and payable as of the closing of such Sale or Recapitalization. As used herein, a "Sale or Recapitalization" of the Maker shall be considered to occur upon consummation of any of the following:

                  (i) the sale of shares by the Maker to another company in the pay telephone industry (a "Qualified Purchaser") or an issuance of additional shares by the Maker to a Qualified Purchaser or a redemption of shares by the Maker or other transaction, any of which would result in the acquisition, directly or indirectly, by any Qualified Purchaser of shares of the Maker that, when added to all other shares of the Maker in respect of which such Qualified Purchaser may exercise or direct the exercise of voting power of the Maker, would entitle such Qualified Purchaser, immediately after such acquisition, directly or indirectly, to exercise or direct the exercise of the voting power of the Maker in the election of directors of more than fifty percent (50%) of such voting power;

                  (ii) a merger, consolidation, reorganization or other transaction with a Qualified Purchaser which would, directly or indirectly, produce the result described in (I) above;

                  (iii) a sale, lease, exchange, transfer or other disposition of all or substantially all of the Maker's assets or the liquidation or dissolution of the Maker; or

                  (iv) the Maker, directly or indirectly, becomes party to a recapitalization, reorganization or other financing transaction (or series of such transactions) in which additional equity or debt financing is infused into the Maker in a gross amount equal to or exceeding Ten Million Dollars ($10,000,000.00) cumulatively.

         All payments of principal and interest shall be paid to the Payee in lawful money of the United States, at Payee's address as set forth above, or at such other place as the Payee shall have designated to the Maker in writing.

         This Note is issued pursuant to the terms of that certain Separation Agreement, dated as of even date herewith, by and between the Payee (as the Executive) and the Maker (as the Company) (the "Separation Agreement"), the terms of which are incorporated herein as if fully rewritten.

         If any of the following events shall have occurred, Payee may, at this option, declare the outstanding principal balance of and all accrued but unpaid interest on this Note to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived:

         (1) failure to pay when due any principal or interest owed hereunder, which failure continues for ten (10) calendar days following receipt of written notice from Payee to Maker;

         (2) any representation or warranty made by Maker in this Note or the Separation Agreement shall be false or misleading in any material respect on the date made;

         (3) Maker becomes insolvent or bankrupt or admits in writing its inability to pay its debt as they become due or makes an assignment for the benefit of creditors, or of a trustee or receiver is appointed for Maker or for the major part of its property and is not discharged within sixty (60) days after such institution.

         The Maker may, at any time, prepay all or any part of the unpaid principal sum of an accrued unpaid interest in this Note, without premium or penalty. Any such prepayment under this Note shall be applied first to accrued unpaid interest on the principal amount of this Note then being prepaid and then to principal.

         Any notice or demand upon the Maker shall be deemed to have been given or serviced for all purposes hereof when mailed by certified mail, postage prepaid, and addressed to the Maker at the address of the Maker set forth hereinabove, or to such other address furnished in writing to the Payee by the Maker for such purposes. No delay on the part of Payee in exercising any of his options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof.

         This Note has been made and executed in Cleveland, Cuyahoga County, Ohio, and shall be construed according to the laws of the State of Ohio. If any provision hereof is in conflict with any statute or rule of law of the State of Ohio or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed separable from and shall not invalidate any other provision of this Note.

         WAIVER OF JURY TRIAL. THE MAKER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF RELATING TO THIS PROMISSORY NOTE.

         The Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay any and all costs of collection, when incurred, including, without limitation, reasonable attorney's fees to the extent permitted under Ohio law.

         The Maker hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state, territory or federal district of the United States, at any time or times after any payment hereunder becomes due (whether by acceleration of maturity or otherwise), and waive the issuance and service of process, enter appearance and confess judgment against the undersigned in favor of any holder of this Note for the amount then appearing due, together with costs of suit and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warranty of attorney shall survive any judgment and should any judgment be vacated for any reason, the Payee may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining an additional judgment or judgments against the Maker.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY

HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS:                             PHONETEL TECHNOLOGIES, INC.

T.L. Martin                          By: /s/ Peter G. Graf
--------------------------------        -----------------------------
                                     Its: Chairman CEO
                                         ----------------------------